AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT


         This AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is entered into as of this 9th day of June, 1997, by and between Figgie International Inc. (the "Company") and Richard A. Solon (the "Executive").

         WHEREAS, the Executive is presently in the employ of the Company as President of the Snorkel Division of the Company; and

         WHEREAS, the Company desires to retain the employment of the Executive and the Executive desires to continue to serve the Company in such capacity; and

         WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and provisions of such employment and of certain severance and other payments to be made to the Executive under certain circumstances;

         NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

Section 1. Definition. For purposes of this Agreement: the following terms shall have the following meanings whenever used in this Agreement.

        1.1 Business Unit. "Business Unit" shall mean the Snorkel Division of the Company.

        1.2 Sale of the Company. "Sale of the Company" shall mean the first to occur of the following:

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             a.  any  person  (including  any  individual,   firm,  partnership,
                 association, trust, trustee, personal representative, group as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, body corporate, corporation, unincorporated organization, syndicate or other entity) (other than the Company) is or becomes the beneficial owner, directly or indirectly, of (i) securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities or (ii) assets of the Company comprising 50% or more of such assets; or

             b. the consummation of any consolidation or merger of the company with any other entity, other then a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

        1.3 Sale of the Business Unit. "Sale of the Business Unit" shall have occurred when any person (other than the Company or any subsidiary of the Company) is of becomes the beneficial owner, directly or indirectly, of assets of the Business Unit comprising 50% or more of such assets.

        1.4 Net Proceeds. "Net Proceeds" shall mean all cash consideration and the fair market value of other consideration (at the time such consideration is received) received by the Company in connection with the Sale of the Business Unit, or, as applicable, the aggregate cash consideration and the fair market value of other consideration (at the time such consideration is received) received by the stockholders of the Company (or received by the Company if such consideration is first received by the Company and then distributed to its stockholders) in connection with the Sale of the Company (excluding, if applicable, holdbacks and amounts deposited in escrow which amounts have not been

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released ("Holdbacks")),  less the legal fees, investment banking fees and other costs associated with the Sale of the Business Unit or the Sale of the Company, as applicable. "Net Proceeds" shall also include the value of any long-term liabilities (including any and all debt obligations) of the Company or Business Unit, as applicable, indirectly or directly assumed by the buyer or successor entity, as applicable, in connection with the Sale of the Business Unit or the Sale of the Company, as applicable. Net Proceeds shall be approved by the Management Development, Compensation and Nominating Committee of the Board of Directors of the Company and shall be final. At such time as any Holdbacks are released to the stockholders (or to the Company if such Holdbacks are first released to the Company and then distributed to its stockholders) such holdbacks shall constitute a portion of Net Proceeds.

Section 2. Term of Employment

         The Company will employ the Executive in accordance with the terms and conditions set forth herein commencing as of the date of this Agreement and extending to December 31, 1998. The Executive will continue to serve the Company as President of the Snorkel Division or in such other future capacity as he and the Company might mutually agree and will devote his full business time and best efforts to the satisfactory discharge of the responsibilities of his offices, performing such other duties as might reasonably be requested by the Company's Chief Executive Officer.

         The initial period of employment will be automatically extended for one
(1) additional year at the end of the initial term, and then again after each successive year thereafter. However, either party may terminate this Agreement at the end of the initial

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period, or at the end of any successive one (1) year term thereafter,  by giving the other party written notice of intent not to renew,  delivered at least three
(3) months Prior to the end of such initial period or successive term.

         In the event such notice of intent not to renew is properly delivered, the term of the employment of the Executive shall then become indefinite and can be terminated by the Company without notice. Similarly, subject to the provisions of this Agreement relating to nondisclosure of confidential information and non-interference with employees, customers and suppliers, the Executive can quit, at any time thereafter, without notice to the Company.

Section 3. Benefits Plans

         During his employment, the Executive shall be entitled to participate in all employee benefit plans and perquisites which are maintained or established by the Company from time to time and which cover the Company's executives provided he satisfies any applicable eligibility requirements therefor.

Section 4.  Continued Service Bonus

        4.1 Amount of Continued Service Bonus. As of the earlier of (i) Sale of the Company and (ii) Sale of the Business Unit (such earlier date, the "Release Date")

             a. the Company shall pay to the Executive in a cash lump sum a transaction bonus determined as follows:


                 (i)   if  paid  upon  the  Sale  of  the  Business   Unit,  the
                       transaction bonus shall equal to two tenths of one percent (0.2%) of the Net Proceeds.

                 (ii) if paid upon the Sale of the Company, the transaction bonus shall equal two-tenths of one percent (0.2%) of the portion of the Net Proceeds of the Sale of the Company which is allocable to the Business Unit, the amount and method of which allocation shall be

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                       determined by the acquirer and approved by the Management
                       Development, Compensation and Nominating Committee of the Board of Directors of the Company and shall be final.

             b. the Company shall pay to the Executive in a cash lump sum those presently unpaid installments, if any, of all bonuses previously awarded to the Executive pursuant to the Compensation Plan for Executives (the "Bonus Plan"); and

             c. the Company shall pay to the Executive in a cash lump sum a pro-rata bonus under the Bonus Plan with respect to the year in which the Release Date occurs, which bonus shall be based on the Executive's performance through the date of sale under the Snorkel business plan for such year.

        4.2 Condition Precedent to Receipt of Continued Service Bonus. As a condition precedent to receiving the Continued Service Bonus described in
Section 4.2 hereof, the Executive must relinquish all claim that he has immediately prior to the Sale of the Company or the Sale of the Business, to any stock options which are not exercisable in accordance with their terms. If for some reason the Executive fails to relinquish such options and receives an amount in exchange for such options, the amount payable under Section 4.1 hereof shall be reduced by the amount received by the Executive for such options.

        4.3 Effect on Employee Benefit Plans. No amount paid or payable to the Executive under this Agreement shall constitute salary or compensation for the purposes of any employee benefit plan maintained by Figgie.

Section 5.  Employment Terminations

        5.1 Termination Due to Retirement or Death. In the event the Executive's employment is terminated by reason of retirement or death during the term of this Agreement, the Executive's employment with the Company shall be deemed terminated as

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of the  effective  date of  retirement  or at the end of the month in which such death occurs and all benefits will be determined in accordance with the Company's retirement, survivor's benefits, insurance, Compensation Plan for Executives and other applicable programs then in effect, except that in the case of the death of the Executive the Company will pay a pro rata portion of any bonus which would have been payable to the Executive under Section 5.6a. hereof. In no event will the other benefits described in the remainder of Section 5.6 or the severance pay described in Section 5.7 be paid in the event of death and in no event will any of the severance benefits described in Section 5.6 or severance pay described in Section 5.7 be paid in the event of retirement.

        For purposes of this Section 5.1, the determination of whether a termination qualifies as a retirement will be made in accordance with the then established rules and definitions of the Company's tax qualified defined benefit plan.

        5.2 Termination Due to Disability. In the event the Executive during the term of this Agreement becomes, in the opinion of the Company and based upon reasonable medical opinion, so disabled as to be unable to satisfactorily perform his duties hereunder, the Company will have the right to terminate this Agreement (but not the Executive's employment) upon thirty (30) days written notice to the Executive. In such event, the Executive's benefits will be determined in accordance with the Company's disability and other applicable plans and programs then in effect, except that in the case of the disability of the Executive the Company will pay a pro rata portion of any bonus which would have been payable to the Executive under Section 5.6a. hereof. In no event will the other

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benefits  described  in the  remainder  of  Section  5.6 or  the  severance  pay described in Section 5.7 be paid in the event of the disability of the Executive.

        5.3 Voluntary Termination by the Executive. The Executive may terminate his employment at any time by giving the Company written notice of intent to terminate, delivered at least ninety (90) calendar days prior to the effective date of such termination. The Company will pay the Executive his full base salary, at the rate then in effect, through the effective date of such termination, plus all other benefits to which the Executive has a vested right at that time (including but not limited to unused vacation time, COBRA benefits and stock option benefits). In such event, the Executive shall not be entitled to the Severance Benefits set forth in Section 5.6 hereof and shall not be entitled to the severance pay set forth in Section 5.7 hereof. The Executive shall, however, comply with the provisions of Sections 6.1 and 6.2 hereof.

        5.4 Termination by the Company Other Than For Cause. The Executive acknowledges that he is, has been and will continue at all times to be an at-will employee of the Company and as such his employment has been and continues to be terminable, subject to the terms and conditions of this Agreement, by either the Executive or the Company at any time upon notice to the other as provided for herein and for any reason not prohibited by law. However, if the Company terminates the Executive's employment other than for "Cause" (as defined in Section 5.6 hereof), the Executive will be entitled to receive the Severance Benefits set forth in Section 5.6 hereof and the Severance Pay set forth in Section 5.7 hereof.

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        5.5   Termination  by the Company For Cause.  Nothing in this  Agreement will be construed to prevent the Company from terminating the Executive's employment for Cause and without any further duty or obligation under this Agreement. As used herein, "Cause" will be determined by the Company in the exercise of good faith and reasonable judgment and will include any breach of this Agreement by the Executive or any act by him of gross personal misconduct, insubordination, misappropriation of Company funds, fraud, dishonesty, gross neglect of or failure to perform the duties reasonably required of him pursuant to this Agreement or any conduct which is in violation of any applicable law or regulation pertaining to the business of the Company. Upon any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, except Executive's obligations under Section 4 hereof.

        5.6 Severance Benefits. In the event that the Company shall terminate the employment of the Executive other than for "Cause" as defined in Section 5.5 hereof, the Company will, upon the effective date of such termination:

              a. Pay to the Executive in a cash lump sum a pro rata bonus under the Bonus Plan with respect to the year in which he is terminated, which Bonus shall be calculated using the formula contained in the Bonus Plan based on the actual results of the Company for such year but without any discretionary adjustment of the amounts payable to the Executive that might otherwise be permitted under the Bonus Plan. Such bonus will be paid to the Executive on the same day as bonuses under the Plan are paid to the executives of the Company who are still employed with the Company.

              b. Pay for the costs of outplacement services actually used by the Executive provided however, that the total fee paid for such services will be limited to an amount equal to seventeen percent (17%) of the Executive's annual base salary rate as of the effective date of termination of employment.

              c. Pay to the Executive, in the event that a Sale of the Company or a Sale of the Business Unit occurs during the period that would have constituted the term of this Agreement absent such termination of employment, the bonus payments described in
                  Section 4 hereof.

              d. Continue to be obligated to pay when due all other benefits to which the Executive has a vested right according to the provisions of any applicable retirement or other benefit plan or program.

        5.7 Severance Pay. If the Executive executes the Non-competition Agreement attached hereto and delivers such executed Agreement to the Company no later than thirty (30) days after the date of this Agreement, and if the employment of the Executive is terminated by the Company other than for "Cause" as defined in Section 5.5 hereof, the Executive shall be entitled to Severance Pay as follows:

              a. The Company shall continue to pay to the Executive for the twenty-four (24) months following his termination of employment, his monthly base salary at the rate in effect as of the date of such termination in accordance with the Company's normal payroll practices.

              b. In addition, the Company, throughout such twenty-four month period, will continue the Executive's life insurance and health care benefits coverage on

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                  the same terms and at the same cost to the  Executive as would be applicable to a similarly situated full-time employee provided however, that in the event the Executive begins to receive comparable life insurance and health care benefits (determined at the sole discretion of the Company) from a subsequent employer during such period, the Company may immediately  terminate  its life  insurance  and  health  care
                  benefits  coverage  of  the  Executive.   Coverage  under  the
                  Company's  health care benefits plan will be in lieu of health
                  care  continuation  under  the  Consolidated   Omnibus  Budget
                  Reconciliation Act ("COBRA") for periods such coverage is in effect under this Agreement.

Section 6.   Covenants

        6.1 Disclosure or Use of Information. The Executive will at all times during and after the term of his employment by the Company keep and maintain the confidentiality of all Confidential Information and will not at any time either directly or indirectly use such information for his own benefit or otherwise divulge, disclose or communicate such information to any person or entity in any manner whatsoever other than employees or agents of the Company who have a need to know such information and then only to the extent necessary to perform their responsibilities on behalf of the Company. As used herein, "Confidential Information" will mean any and all information (excluding information in the public domain) which relates to the business of the Company including without limitation all patents and patent applications, copyrights applied for, issued to or owned by the Company, inventions, trade secrets, computer programs, engineering and technical data, drawings or designs, manufacturing techniques. information concerning pricing and pricing policies, marketing techniques, suppliers, methods and manner of operations, and information relating to the identity and/or location of all past, present and prospective customers of the Company.

        6.2 Co-operation. During the term of this Agreement and for a period of twenty-four (24) months following its termination, the Executive will not attempt to induce any employee of the Company to terminate his or her employment with the Company nor will he take any action with respect to any of the suppliers or customers of the Company which would have or might be likely to have an adverse effect upon the business of the Company. Executive hereby agrees not to make any statement or take any action, directly or indirectly, that will disparage or discredit the Company, its Officers, Directors, employees or any of its products, or in any way damage its reputation or ability to do business or conduct its affairs. Executive agrees that subsequent to his termination of employment he will, in conjunction with a Company request, reasonably co-operate with the Company in connection with transition matters, disputes and litigation matters upon reasonable notice, at reasonable times, and will be paid or reimbursed for reasonable expenses incurred by the Executive relating to such matters.

        6.3 Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of this Section 4 by the Executive, the Company will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions thereof and the Company will be entitled to pursue such other remedies at law or in equity as it deems appropriate.

Section 7.   Miscellaneous

        7.1 Successors. This Agreement is personal to the Executive and will not be assignable by him without the prior written consent of the Company. This Agreement may be assigned or transferred to and will be binding upon and inure to the benefit of any Successor of the Company. As used herein, the term "Successor" will include any person, firm, corporation or business entity which acquires all or substantially all of the assets or succeeds to the business of the Company or the Division.

        7.2 Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the Executive and the Company with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto.

        7.3 Modification. This Agreement will not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement in a written instrument executed by the Company and the Executive or their legal representatives.

        7.4 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

        7.5 Governing Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the State of Ohio.

        7.6 Indemnification. The Company has obtained an opinion of Arthur Andersen LLP that the payments and benefits under this Agreement do not exceed the maximum amount

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which can be paid to the Executive without incurring an excise tax under Section
4999 of the Internal Revenue Code. If the Internal Revenue Service asserts that the amounts payable to the Executive under this Agreement nonetheless give rise to an excise tax under Sections 4999 of the Internal Revenue Code and the Executive co-operates with the Company in appealing the determination of the Internal Revenue Service through whatever level of administrative or judicial appeals is deemed appropriate by the Company, the Company shall indemnify the Executive for the amount of such excise tax, for any interest and penalties applicable thereto, and for any income or excise taxes payable on such
indemnification.   The  Company   shall  pay  all  costs  of   challenging   the
determination that the excise tax applies to payments hereunder including any administrative costs, court costs, attorney fees, and accounting fees, whether incurred by the Company or incurred by the Executive.

        7.7 Replacement of Existing Contracts. This Agreement will replace the Management Agreement dated December 9, 1994 between Figgie and the Executive and the Retention Agreement dated July 23, 1996 between Figgie and the Executive.

        IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the day and year first above written.



Figgie International Inc.



By:  /s/ Illegible Signature
----------------------------------

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Attest:  /s/ Illegible Signature
----------------------------------


/s/ Richard A. Solon
----------------------------------
Richard A. Solon